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                                                                   EXHIBIT 23.1

The Board of Directors and Stockholders of
Number Nine Visual Technology Corporation

  We consent to incorporation by reference in the Registration Statement on Form S-8 dated April 29, 1996 pertaining to the 1994 Employee, Director and Consultant Stock Option Plan and 1995 Employee Stock Purchase Plan of Number Nine Visual Technology Corporation, and in the Registration Statement on Form S-8 dated May 22, 1996 pertaining to the 1996 Employee, Director and Consultant Stock Option Plan of Number Nine Visual Technology Corporation, of our report dated March 24, 1997, with respect to the consolidated balance sheets of Number Nine Visual Technology Corporation and subsidiaries as of December 28, 1996, and December 30, 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years in the three-year period ended December 28, 1996, which report appears in the Form 10-K of Number Nine Visual Technology Corporation for the fiscal year ended December 28, 1996.

Boston, Massachusetts                     /s/ Coopers & Lybrand L.L.P.
March 24, 1997